Exhibit 99.01
Dexcom Reports Fourth Quarter and Fiscal Year 2020 Financial Results

SAN DIEGO, CA - (BUSINESS WIRE-February 11, 2021) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter and fiscal year ended December 31, 2020.

Fourth Quarter 2020 Financial Highlights:

•Revenue grew 23% versus the same quarter of the prior year to $568.9 million
•U.S. revenue growth of 20% and international revenue growth of 35%
•GAAP operating income of $104.0 million or 18.3% of revenue, a decrease of 360 basis points compared to the fourth quarter of 2019. Non-GAAP operating income* of $104.4 million or 18.4% of revenue, a decrease of 400 basis points over the same quarter of the prior year

Full Year 2020 Highlights:

•Full year revenue grew 31% versus the prior year to $1.93 billion
•U.S. revenue growth of 30% and international revenue growth of 33%
•GAAP operating income of $299.5 million or 15.5% of revenue, an increase of 590 basis points compared to 2019. Non-GAAP operating income* of $319.4 million or 16.6% of revenue, an increase of 570 basis points over the prior year

Strategic Highlights:

•Initiated and significantly advanced an expansion of the company’s field sales force, broadening the potential scope of outreach and adding greater resources to drive awareness among primary care physicians
•Announced agreement with French health authorities to provide reimbursement for Dexcom’s G6 CGM system for people with Type 1 diabetes
•Outlined strategic priorities and long-term financial outlook at the company’s biennial investor day in early December
•Shortly after the conclusion of the quarter, published three studies in Diabetes Technology and Therapeutics, demonstrating:
◦Improved quality of life for people with Type 1 and Type 2 diabetes following the initiation of Dexcom CGM1
◦Improved health outcomes for Dexcom users who engage with key Dexcom software features, including: CLARITY, Share, and Siri virtual assistant integration2
◦Increased Time in Range across a large cross-section of Dexcom’s U.S. user base during the early months of the pandemic, with certain observed regional disparities3

“2020 proved to be another strong year for Dexcom, culminating with record annual new patient additions and absolute dollar revenue growth, and our highest gross margin quarter in the past five years,” said
1 Gilbert et al, “Change in HbA1c and Quality of Life with Real-Time CGM Use by People with Insulin-Treated Diabetes in the Landmark Study,” DTT (published online January 20, 2021); https://doi.org/10.1089/dia.2020.0666.
2 Akturk et al, “Real World Evidence and Glycemic Improvement Using Dexcom G6 Features,” DTT (published online January 12, 2021); https://doi.org/10.1089/dia.2020.0654.
3 van der Linden et al, “Real-Time CGM (rtCGM) during the COVID-19 Pandemic and its Impact on Time in Range,” DTT (published online January 20, 2021); https://doi.org/10.1089/dia.2020.0649.

Kevin Sayer, Dexcom’s chairman, president and CEO. “We are making excellent progress on our strategic objectives as we press forward to bring Dexcom CGM to the many people around the world who stand to benefit from better glycemic control.”

2021 Annual Guidance

The company is reiterating guidance for fiscal year 2021 revenue, and establishing guidance for full year gross profit, operating margin, and Adjusted EBITDA margin as follows:
•Revenue of approximately $2.21 - 2.31 billion (15-20% growth)
•Non-GAAP Gross profit margin of approximately 65%
•Non-GAAP Operating margin of approximately 13%
•Adjusted EBITDA margin of approximately 23%

Fourth Quarter 2020 Financial Results

Revenue: In the fourth quarter of 2020, worldwide revenue grew 23% to $568.9 million, up from $462.8 million in the fourth quarter of 2019. Volume growth in conjunction with strong new patient additions continues to be the primary driver of revenue growth as awareness of real-time CGM increases.

Gross Profit: Gross profit totaled $399.1 million or 70.2% of sales for the fourth quarter of 2020, compared to $309.3 million or 66.8% of sales in the fourth quarter of 2019.

Operating Income: GAAP operating income for the fourth quarter of 2020 was $104.0 million, compared to GAAP operating income of $101.5 million for the fourth quarter of 2019.

Non-GAAP operating income* for the fourth quarter of 2020 was $104.4 million, compared to non-GAAP operating income of $103.6 million for the fourth quarter of 2019. The fourth quarter 2019 non-GAAP amount excludes $1.3 million of business transition and related costs.

Net Income and Net Income per Share: GAAP net income was $355.2 million, or $3.48 per diluted share, for the fourth quarter of 2020, compared to GAAP net income of $92.7 million, or $1.00 per diluted share, for the same quarter of 2019.

Non-GAAP net income* was $90.4 million, or $0.91 per diluted share, for the fourth quarter of 2020, compared to non-GAAP net income of $106.5 million, or $1.15 per diluted share, for the same quarter of 2019. The fourth quarter 2020 non-GAAP amount excludes $285.5 million net benefit to tax expense associated with the release of the valuation allowance related to deferred tax assets and $20.3 million of non-cash interest expense related to Dexcom’s senior convertible notes. The fourth quarter 2019 non-GAAP amount excludes $11.7 million of non-cash interest expense related to Dexcom’s senior convertible notes and $1.3 million of business transition and related costs.

Cash and Liquidity: As of December 31, 2020, Dexcom held $2.71 billion in cash and marketable securities and our revolving credit facility remains undrawn. The cash balance represents significant financial and strategic flexibility as Dexcom continues to expand production capacity and explore new market opportunities.

* See Table E below for a reconciliation of these GAAP and non-GAAP financial measures.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the Dexcom Investor Relations website at investors.dexcom.com by navigating to “Events and Presentations,” and will be archived for future reference. To listen to the conference call, please dial (800) 447-0521 (US/Canada) or (847) 413-3238 (International) and use the confirmation number “49260065” approximately five minutes prior to the start time.

Statement Regarding Use of Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table E.

About DexCom, Inc.

DexCom, Inc. empowers people to take control of diabetes through innovative continuous glucose monitoring (CGM) systems. Headquartered in San Diego, California, Dexcom has emerged as a leader of diabetes care technology. By listening to the needs of users, caregivers, and providers, Dexcom simplifies and improves diabetes management around the world.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including statements with respect to the impacts of the COVID-19 pandemic on Dexcom and our outlook for the full year 2020. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to Dexcom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in Dexcom’s Annual Report on Form 10-K for the period ended December 31, 2020, as filed with the Securities and Exchange Commission on February 11, 2021. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

INVESTOR RELATIONS CONTACT:
Sean Christensen
Director of Corporate Affairs and Head of Investor Relations
investor-relations@dexcom.com
(858) 200-0200

MEDIA CONTACT:
James McIntosh
(619) 884-2118

DexCom, Inc.
Table A
Consolidated Balance Sheets
(In millions, except par value and share data)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$817.6	$446.2
Short-term marketable securities	1,890.1	1,087.1
Accounts receivable, net	428.5	286.3
Inventory	234.7	119.8
Prepaid and other current assets	53.9	30.0
Total current assets	3,424.8	1,969.4
Property and equipment, net	515.3	321.3
Operating lease right-of-use assets	93.3	71.5
Goodwill	19.3	18.6
Deferred tax assets	216.4	—
Other assets	21.4	14.2
Total assets	$4,290.5	$2,395.0
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$481.1	$256.4
Accrued payroll and related expenses	114.3	88.5
Short-term operating lease liabilities	16.5	13.6
Deferred revenue	2.2	1.7
Total current liabilities	614.1	360.2
Long-term senior convertible notes	1,667.2	1,059.7
Long-term operating lease liabilities	101.8	72.4
Other long-term liabilities	80.9	20.1
Total liabilities	2,464.0	1,512.4
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 million shares authorized; no shares issued and outstanding at December 31, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value, 200 million shares authorized; 96.9 million and 96.1 million shares issued and outstanding, respectively, at December 31, 2020; and 92.4 million and 91.6 million shares issued and outstanding, respectively, at December 31, 2019	0.1	0.1
Additional paid-in capital	2,125.3	1,675.9
Accumulated other comprehensive income	3.2	2.3
Accumulated deficit	(202.1)	(695.7)
Treasury stock, at cost; 0.8 million shares at December 31, 2020 and December 31, 2019	(100.0)	(100.0)
Total stockholders’ equity	1,826.5	882.6
Total liabilities and stockholders’ equity	$4,290.5	$2,395.0

DexCom, Inc.
Table B
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues	$568.9	$462.8	$1,926.7	$1,476.0
Cost of sales	169.8	153.5	646.6	544.5
Gross profit	399.1	309.3	1,280.1	931.5
Operating expenses:
Research and development	119.2	78.8	359.9	273.5
Selling, general and administrative	175.9	129.0	620.7	515.7
Total operating expenses	295.1	207.8	980.6	789.2
Operating income	104.0	101.5	299.5	142.3
Interest expense	(24.6)	(15.3)	(84.7)	(60.3)
Loss on extinguishment of debt	—	—	(5.9)	—
Loss from equity investments	—	—	—	(4.2)
Interest and other income, net	1.9	8.1	16.1	26.4
Income before income taxes	81.3	94.3	225.0	104.2
Income tax expense (benefit)	(273.9)	1.6	(268.6)	3.1
Net income	$355.2	$92.7	$493.6	$101.1

Basic net income per share	$3.70	$1.01	$5.23	$1.11
Shares used to compute basic net income per share	96.0	91.6	94.4	91.1
Diluted net income per share	$3.48	$1.00	$5.06	$1.10
Shares used to compute diluted net income per share	104.3	92.8	97.5	92.3

DexCom, Inc.
Table C
Revenue by Geography
(Dollars in millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
U.S. revenue	$451.5	$375.9	$1,509.5	$1,161.5
Year over year growth	20%	34%	30%	42%
% of total revenue	79%	81%	78%	79%

International revenue	$117.4	$86.9	$417.2	$314.5
Year over year growth	35%	52%	33%	48%
% of total revenue	21%	19%	22%	21%

Total revenue (1)	$568.9	$462.8	$1,926.7	$1,476.0
Year over year growth	23%	37%	31%	43%
(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table D
Revenue by Component
(Dollars in millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Sensor and other revenue (1) (2)	$465.6	$359.5	$1,561.4	$1,149.0
Year over year growth	30%	42%	36%	52%
% of total revenue	82%	78%	81%	78%

Hardware revenue (1)(3)	$103.3	$103.3	$365.3	$327.0
Year over year growth	—%	21%	12%	20%
% of total revenue	18%	22%	19%	22%

Total revenue (4)	$568.9	$462.8	$1,926.7	$1,476.0
Year over year growth	23%	37%	31%	43%
(1) Includes allocated subscription revenue.
(2) Includes services, freight, accessories, etc.
(3) Includes transmitter and receiver revenue.
(4) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table E
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP gross profit	$399.1	$309.3	$1,280.1	$931.5
COVID-19 costs (1)	—	—	8.1	—
Non-GAAP gross profit	$399.1	$309.3	$1,288.2	$931.5

GAAP operating income	$104.0	$101.5	$299.5	$142.3
Amortization of intangible assets	0.4	0.8	2.3	1.8
Business transition and related costs (2)	—	1.3	0.4	17.2
COVID-19 costs (1)	—	—	11.1	—
Litigation settlement costs (3)	—	—	6.1	—
Non-GAAP operating income	$104.4	$103.6	$319.4	$161.3

GAAP net income	$355.2	$92.7	$493.6	$101.1
Business transition and related costs (2)	—	1.1	0.4	14.5
COVID-19 costs (1)	—	—	11.1	—
Depreciation and amortization	20.4	14.3	67.1	48.7
Litigation settlement costs (3)	—	—	6.1	—
Loss on extinguishment of debt (5)	—	—	5.9	—
Loss from equity investments (6)	—	—	—	4.2
Share-based compensation	34.1	23.6	119.4	102.7
Interest expense and interest income	23.4	8.4	71.5	31.9
Income tax (benefit) expense	(273.9)	1.6	(268.6)	3.1
Adjusted EBITDA	$159.2	$141.7	$506.5	$306.2

GAAP net income	$355.2	$92.7	$493.6	$101.1
Amortization of intangible assets	0.4	0.8	2.3	1.8
Business transition and related costs (2)	—	1.3	0.4	17.2
COVID-19 costs (1)	—	—	11.1	—
Litigation settlement costs (3)	—	—	6.1	—
Non-cash interest expense (4)	20.3	11.7	68.6	45.8
Loss on extinguishment of debt (5)	—	—	5.9	—
Loss from equity investments (6)	—	—	—	4.2
Adjustments related to taxes (7)	(285.5)	—	(285.5)	—
Non-GAAP net income	$90.4	$106.5	$302.5	$170.1

GAAP diluted net income per share (8)	$3.48	$1.00	$5.06	$1.10
Amortization of intangible assets	—	0.01	0.02	0.02
Business transition and related costs (2)	—	0.01	—	0.19
COVID-19 costs (1)	—	—	0.11	—
Litigation settlement costs (3)	—	—	0.06	—
Non-cash interest expense (4)	0.20	0.13	0.70	0.50
Loss on extinguishment of debt (5)	—	—	0.06	—
Loss from equity investments (6)	—	—	—	0.05
Adjustments related to taxes (7)	(2.88)	—	(2.93)	—
Impact of adjustment to GAAP diluted shares (9)	0.10	—	—	—
Non-GAAP net income per share (10)	$0.91	$1.15	$3.10	$1.84

GAAP diluted weighted-average shares outstanding	104.3	92.8	97.5	92.3
Non-GAAP diluted weighted-average shares outstanding	99.1	92.8	97.5	92.3

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Reconciliation of non-GAAP diluted weighted-average shares outstanding:
GAAP diluted weighted-average shares outstanding	104.3	92.8	97.5	92.3
Adjustment for dilutive impact of senior convertible notes due 2023(9)	(5.2)	—	—	—
Non-GAAP diluted weighted-average shares outstanding	99.1	92.8	97.5	92.3
(1) Represents costs associated with the COVID-19 outbreak related to taking the necessary precautions for essential personnel to operate safely both in person as well as remotely.
(2) Business transition costs are primarily related to the Restructuring Plan that Dexcom announced on February 21, 2019.
(3) Represents costs associated with a settlement of litigation and proceedings related to a patent infringement lawsuit.
(4) Non-cash interest expense represents accretion of the debt discount associated with our senior convertible notes.
(5) Loss on extinguishment of debt is related to the repurchase and conversions of our Senior Convertible Notes due 2022.
(6) Loss from equity investments is related to our investment in Tandem Diabetes Care, Inc.
(7) For the three and twelve months ended December 31, 2020, we exclude the impact related to the Company’s valuation allowance release of $285.5 million. For the three and twelve months ended December 31, 2019, we tax-effected GAAP-only items at a 0% tax rate because we recorded a full valuation allowance on our deferred tax assets.
(8) Net income used for calculating diluted earnings per share for the three months ended December 31, 2020 was $363.2 million, including an add back of $8.0 million interest expense, net of tax, under the if-converted method for our 2023 senior convertible notes.
(9) Our 2023 senior convertible notes are dilutive on a GAAP basis due to the tax benefit from the release of the Company’s valuation allowance. As the valuation allowance release is excluded from non-GAAP net income, we exclude the dilutive impact of the 2023 senior convertible notes from non-GAAP dilutive weighted-average shares outstanding. The 2023 senior convertible notes are also hedged through an anti-dilutive bond hedge arrangement.
(10) The sum of the non-GAAP net income per share components may not equal the totals due to rounding.

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated February 11, 2021 contains non-GAAP financial measures. Table E reconciles the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share as well as adjusted EBITDA.

Dexcom reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. We believe that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from non-GAAP gross profit:
•COVID-19 costs

We exclude the following items from non-GAAP operating income:
•Amortization of intangible assets
•Collaborative research and development fees
•Business transition and related costs
•COVID-19 costs
•Litigation settlement costs

In addition to the items listed above, we exclude the following items from non-GAAP net income and non-GAAP net income per share:
•Non-cash interest expense on senior convertible notes
•Loss on extinguishment of debt
•Income and loss from equity investments
•Adjustments related to taxes

We believe that presentation of financial results that exclude these items provides useful supplemental information to investors and facilitates the analysis of our core operating results as well as comparison of operating results across reporting periods. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management.

The following are descriptions of the items we exclude from non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share.

Amortization of intangible assets. When we acquire an entity, we are required by GAAP to record the fair values of the intangible assets of the entity on our balance sheet and amortize them over their useful lives. We exclude these non-cash amortization charges from our non-GAAP financial measures.

Collaborative research and development fees. Represents milestone and incentive payments under our collaborative research and development arrangement. We may elect to pay these fees by issuing shares of our common stock, and when we do so we exclude these non-cash fees from our non-GAAP financial measures.

Business transition and related costs. Represents costs associated with acquisition, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third party merger and acquisition costs, and other costs directly associated with such activities. We exclude business transition and related costs from our non-GAAP financial measures because they are unrelated to our ongoing business operating results.

COVID-19 costs. Represents costs associated with the COVID-19 outbreak related to taking the necessary precautions for essential personnel to operate safely both in person as well as remotely. Cost incurred include items like incremental payroll costs, consulting support, IT infrastructure and facilities related costs. We exclude these costs from our non-GAAP financial measures because they are unrelated to our ongoing business operating results.

Litigation settlement costs. Represents costs associated with the settlement of litigation and proceedings related to a patent infringement lawsuit. We exclude significant one-time litigation settlement charges and related costs when evaluating our operating performance because we do not incur such charges on a predictable basis and exclusion of such charges enables more consistent evaluation of our operating performance.

Non-cash interest expense on senior convertible notes. Represents the accretion of the debt discount associated with our senior convertible notes. We exclude these non-cash interest expenses from our non-GAAP financial measures.

Loss on extinguishment of debt. Represents losses associated with repurchases and/or conversions of our senior convertible notes. We exclude these losses from our non-GAAP financial measures because they are unrelated to our ongoing business operating results.

Income and loss from equity investments. Income and loss from equity investments is related to our investment in Tandem Diabetes Care. We exclude income and loss from equity investments from our non-GAAP financial measures because they are unrelated to our ongoing business operating results.

Adjustments related to taxes. For periods with a a full valuation allowance on our deferred tax assets, we reflect no income tax effects for our non-GAAP adjustments because we record a full valuation allowance on our deferred tax assets. We also exclude the impact of the Company’ s valuation allowance release related to deferred tax assets.

Adjusted EBITDA excludes non-cash operating charges for share-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, loss on extinguishment of debt, income and loss from equity investments, and income tax expense or benefit. For the reasons explained above, adjusted EBITDA also excludes non-cash collaborative research and development fees, business transition and related costs, COVID-19 costs, and litigation settlement costs.